UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 20, 2015

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2015, Hormel Foods Corporation’s (the “Company’s”) Board of Directors elected James P. Snee to the position of president and chief operating officer effective October 26, 2015.  Snee was also appointed to the Board of Directors.  Snee succeeds Jeffrey M. Ettinger, 57, who has served as president since 2004.  Ettinger will continue to serve as the company’s chairman and chief executive officer.

Snee joined Hormel Foods in 1989 in the foodservice division and served in various positions within the group before being named manager of inventory and distribution for the Refrigerated Foods segment in 1995.  He was promoted to foodservice area manager and foodservice regional sales manager in 1996 and 1998, respectively.  Snee was named director of purchasing in 2006 and vice president of affiliated business units in 2008.  In 2011, he advanced to senior vice president of Hormel Foods International and assumed his current position in 2012.

Snee has no family relationships with any member of the Board or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company.  Snee and the Company have not entered into any employment agreement in connection with his election as president and chief operating officer.

A copy of the release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)                     Exhibits furnished pursuant to Item 5.02

99                      Press release issued October 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: October 21, 2015	By	/s/ JODY H. FERAGEN
JODY H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: October 21, 2015	By	/s/ JAMES N. SHEEHAN
JAMES N. SHEEHAN
Vice President and Controller